Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-41343) on Form S-8 of our report dated June 24, 2025, with respect to the financial statements and the supplemental Schedule H, Line 4i - Schedule of Assets (Held at End of Year) as of December 31, 2024 of SEI Capital Accumulation Plan.

/s/ KPMG LLP
Houston, Texas
June 24, 2025

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